EX-10.7
                            PROMISSORY NOTE

                            PROMISSORY NOTE

Principal amount $41,795.94                         Date: February 13, 2004

     FOR VALUE RECEIVED, RMD Technologies, Inc. hereby promise to pay to the order of Patrick A. Galliher the sum of Forty One Thousand Seven Hundred Ninety Five Dollars and Ninety Four Cents, together with interest thereon at the rate of 1% per month on the unpaid balance. Said sum shall be paid upon demand.

     This note shall at the option of any holder thereof be immediately due and payable upon the occurrence of any of the following: 1) Breach of any condition of any security interest, mortgage, loan agreement, pledge agreement or guarantee granted as collateral security for this note. 2) Breach of any condition of any loan agreement, security agreement or mortgage, if any, having a priority over any loan agreement, security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this note. 3) Upon the death, incapacity, dissolution or liquidation of any of the undersigned, or any endorser, guarantor to surety hereto. 4) Upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

     In the event this note shall be in default and placed for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. All payments hereunder shall be made to such address as may from time to time be designated by any holder.

     The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgement of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of California.

                                       RMD Technologies, Inc.


                                       By: /s/  Pat Galliher
                                       Pat Galliher, President